                                                                EXHIBIT 4.3


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THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. SUCH SECURITIES ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER, AS SET FORTH IN THAT CERTAIN WARRANT AGREEMENT DATED JULY 31, 1996, AS SUPPLEMENTED BY THAT CERTAIN SUPPLEMENT TO WARRANT AGREEMENT DATED AS OF AUGUST 31, 1999.


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                          VARI-LITE INTERNATIONAL, INC.
                          Common Stock Purchase Warrant
                    Representing Right To Purchase Shares of
                                  Common Stock
                                       of
                          Vari-Lite International, Inc.


                                     No. A-5



         FOR VALUE RECEIVED, VARI-LITE INTERNATIONAL, INC., a Delaware corporation (the "Company"), hereby certifies that CHASE BANK OF TEXAS, N.A. (the "Holder'), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time or from time to time during the Exercise Period (as hereinafter defined), a total of 53,824 shares (as such number of shares may be adjusted pursuant to the terms hereof and pursuant to
  Section 2.01 of the Warrant Agreement (as hereinafter defined), the "Warrant Shares") of Common Stock (as defined in the Warrant Agreement), at a price per share equal to the Exercise Price (as hereinafter defined). This Warrant is issued to the Holder (together with such other warrants as may be issued in exchange, transfer or replacement of this Warrant, the "Warrants") pursuant to the Warrant Agreement and entities the Holder to purchase the Warrant Shares (as hereinafter defined) and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and conditions and pursuant to the provisions set forth herein and in the Warrant Agreement.

         Section 1. DEFINITIONS. Terms defined in the Warrant Agreement (as hereinafter defined) and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

         "Common Stock" shall mean and include collectively the Company's authorized Common Stock, $0.10 par value, as constituted on the date hereof.

         "Date of Issuance" shall have the meaning ascribed to such term in
Section 8 hereof.

         "Distributions" shall have the meaning ascribed to such term in
Section 4.1(c) hereof.

         "Exercise Period" shall mean the period of time between the Date of Issuance and 5:00 P.M. (New York City time) on December 31, 2004.

         "Exercise Price" shall mean an amount, per share, equal to $3.75; PROVIDED, HOWEVER, that such amount is subject to adjustment as set forth in
Section 4 hereof.

         "Fair Market Value" shall mean, as of any date of determination, with respect to any class of equity security of the Company (including any equity security issuable upon exercise of any warrant (including the Warrants) or option to acquire such equity security), (x) if there is a Qualified Public Market for such class of equity security the value per share determine pursuant to clause (i) or (ii) below of this definition or (y) if there is no such Qualified Public Market, the value determined pursuant to clause (iii) below of this definition:

                  (i) if such equity security is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, the average last reported sale price (as reported in THE WALL STREET JOURNAL) of a share of such equity security over the 21 trading day period immediately prior to the date of determination or if no such sale is made on any such day, the mean of the closing bid and asked prices for such day on such exchange; or

                  (ii) if such equity security is not so listed or admitted to unlisted trading privileges, the average mean of the last bid and asked prices reported for a share of such equity security over the 21 trading day period immediately prior to the date of determination (A) by the National Association of Securities Dealers Automatic Quotation System or (B) if reports are unavailable under clause (A) above by the National Quotation Bureau Incorporated; or

                  (iii) if such equity security is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, then the Company shall give prompt, written notice to each Holder of the need to determine the Fair Market Value of such equity security, as well as a statement of the fair market value of such equity security determined by the Board of Directors of the Company. In such event, the Fair Market Value of such equity security shall be the fair market value per share agreed to by the Board of Directors of the Company AND the Required Holders; PROVIDED, HOWEVER, if no such agreement is reached within thirty (30) days of the date on which the event for which the Fair Market Value is required to be determined occurs, then the Fair Market Value shall be determined as follows: the Company and the Required Holders shall each designate promptly in a written notice to the other its determination of the fair market value of such equity security as of the applicable reference date, and the fair market value of such equity security of the as applicable reference date shall then be determined by a nationally recognized independent appraiser (the
                  "Independent Financial Expert") selected by the Required Holders from a group of three appraisers chosen by the Company (with whom the Company does not have an existing business relationship) and the Required Holders assuming an arm's-length private sale between a willing buyer and a willing seller, neither acting under compulsion. The determination by the Independent Financial Expert of the Fair Market Value shall be final and binding on the Company and all Holders. The costs and expenses of any such Independent Financial Expert making such valuation shall be paid by the Company, except that such expenses shall be borne solely by the Holders (on a pro rata basis) to the extent that the Independent Financial Expert concludes that the valuation of such equity security made by the Board of Directors of the Company is within ten percent (10%) of the Fair Market Value.

         For the purposes of the valuations set forth in clauses (i), (ii) or
(iii) above, any equity securities issued by the Company to employees of the Company pursuant to its employee stock option plan or any other employee benefit plan shall be deemed to have a Fair Market Value equal to (A) twenty-five percent (25%) less than the value otherwise determined pursuant to clause (i) or
(ii) above, or (B) twenty-five percent (25%) less than the fair market value otherwise determined pursuant to clause (iii) above.

         "Independent Financial Expert" shall have the meaning provided in the definition of "Fair Market Value."

         "Offering Price" shall have the meaning ascribed to such term in
Section 4.1(b) hereof.

         "Qualified Public Market" shall mean with respect to the Common Stock or other equity securities in the Company, an active trading market on a national securities exchange or over-the-counter market which consists of such publicly held Common Stock or other equity securities in the Company, with a minimum market value of $10,000,000 for such Common Stock or other equity securities. A "Qualified Public Market" shall be deemed to exist if the financial parameters set forth in the immediately preceding sentence have bee a met for the Common Stock or such other equity securities for a period of 21 consecutive days.

         "Warrant Agreement" shall mean the Warrant Agreement, dated as of July 31, 1996, between the Company and the Initial Holders, as supplemented by Supplement to Warrant Agreement dated as of August 31, 1999, and as such agreement shall be further modified, amended and supplemented and in effect from time to time.

         Section 2. EXERCISE OF WARRANT: CANCELLATIONS OF WARRANT. This Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation and surrender hereof to the Company at its principal office at the address set forth in Section 12 hereof (or at such other address as the Company may after the date hereof notify the Holder in writing), with the Purchase Form annexed hereto as Exhibit A duly executed and accompanied by either (at the option of the Holder) proper payment in cash or check equal to the Exercise Price for the Warrant Shares for which this Warrant is being exercised. Notwithstanding the foregoing, if less than all of this Warrant is to be exercised, the Holder may, at its option, in lieu of delivery of the cash or check described in the immediately preceding sentence, elect to exercise this Warrant and to pay the Exercise Price by delivering to the Company a duly completed and executed Purchase Form providing for the payment of the Exercise Price by cancellation of a number of Warrant Shares having a Fair Market Value equal to the Exercise Price of the Warrant Shares issuable upon such exercise.

         Upon receipt by the Company of this Warrant and such Purchase Form, together with the Exercise Price for the Warrant Shares for which this Warrant is being exercised, the Holder shall be deemed to be the holder of record of the number of Warrant Shares specified in such Purchase Form, notwithstanding that the transfer books of the Company shall then be closed or that certificates (if any) representing the Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares issuable hereunder.

         Section 3. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Warrant Shares. The Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to transfer or assign its interest in (and rights under) this Warrant in whole or in part to any Person or Persons, subject to the provisions of Section 6 of the Warrant Agreement. Upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto as Exhibit B duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such Assignment Form and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled. An assigning Holder shall give prompt written notice to SunTrust Bank, Atlanta of the consummation of any such assignment (with it being understood that this sentence shall be of no force and effect if SunTrust Bank, Atlanta is no longer a Holder or Agent, as defined in the Credit Agreement). This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification (including, if required in the reasonable judgment of the Company, a statement of net worth of such Holder that is at a level reasonably satisfactory to the Company), and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         Section 4.1. ADJUSTMENT OF NUMBER OF WARRANT SHARES AND EXERCISE PRICE. The number of Warrant Shares purchasable pursuant hereto and the Exercise Price, each shall be subject to adjustment from time to time on and after the Date of Issuance as hereinafter provided in this Section 4.1.

         (a) In case the Company shall at any time after the Date of Issuance
(i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), then (x) the securities purchasable pursuant hereto shall be adjusted to the number of Warrant Shares and amount of any other securities, cash or other property of the Company which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto, and (y) the Exercise Price shall be adjusted to equal the Exercise Price immediately prior to the adjustment multiplied by a fraction, (A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately prior to the adjustment, and (B) the denominator of which is the number of shares for which this Warrant is exercisable immediately after such adjustment. The adjustments made pursuant to this Section 4.1(a) shall become effective immediately after the effective date of the event creating such right of adjustment, retroactive to the record date, if any, for such event. Any Warrant Shares purchasable as a result of such adjustment shall not be issued prior to the effective date of such event.

         (b) In case the Company shall issue shares of its Common Stock or issue rights, options or warrants to subscribe for or purchase, or other securities exchangeable for or convertible into, shares of its Common Stock (any such rights, options, warrants or other securities being herein called "Rights") (excluding (i) shares issued in a transaction covered by Section 4.1(a) hereof, (ii) shares issued upon conversion, exercise or exchange of Rights issued after the date hereof (provided that appropriate adjustments were made hereunder upon the issuance of such Rights) or (iii) the Warrants and any Warrant Shares issued on exercise thereof) at an issuance, subscription, offering, exercise or conversion price (the "Offering Price") per share which is lower than the Fair Market Value on the date of such issuance or grant, whether or not such Rights are immediately exercisable or convertible, then (x) the number of Warrant Shares issuable hereunder after such issuance or, grant shall be determined by multiplying the number of Warrant Shares immediately prior to any adjustments in connection with such issuance or grant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to the date of issuance or grant of such shares of Common Stock or Rights (assuming that all shares of Common Stock into which all outstanding rights, options, warrants and convertible securities excluding the Rights are exercisable or convertible are outstanding) plus the number of additional shares of Common

Stock issued and the number of shares of Common Stock that would be issued upon exercise of the Rights, and the denominator of which shall be the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to the issuance or grant of such Common Stock or Rights (assuming that all shares of Common Stock into which all outstanding rights, options, warrants and convertible securities excluding the Rights are exercisable or convertible are outstanding) plus the number of shares which the aggregate Offering Price of the total number of shares of Common Stock issued or issuable upon exercise of the Rights would purchase at the Fair Market Value on the date of such issuance or grant, and (y) the Exercise Price shall be adjusted by multiplying the then existing Exercise Price by fraction (A) the numerator of which shall be the number of Warrant Shares for which this Warrant is exercisable immediately prior to such issuance or grant, and (B) the denominator of which shall be the number of Warrant Shares for which this Warrant is exercisable immediately after such issuance or grant; PROVIDED that to the extent any such Rights so issued expire or are canceled or redeemed without having been exercised or converted, the number of Warrant Shares issuable hereunder and the Exercise Price shall again be adjusted to reflect such expiration, cancellation or redemption of such Rights. Such adjustments shall be made whenever such shares of Common Stock or Rights are issued or granted. For purposes of this Section 4.1(b), the Offering Price per share of Common Stock shall in the case of Rights be determined by dividing (x) the total amount received or receivable by the Company in consideration of the issuance of such Rights (net of expenses) plus the total consideration payable to the Company upon exercise thereof by
(y) the total number of shares of Common Stock to be issued pursuant to such Rights.

         (c) In case the Company shall distribute to all holders of its shares of Common Stock or rights, options, warrants to subscribe for or purchase, or other securities exchangeable for or convertible into, shares of Common Stock, evidences of its Indebtedness or assets (including securities and cash dividends), but excluding dividends or distributions of the type referred to in
Section 4.1(a) above or rights, options, warrants or other securities referred to in Section 4.1(b) above (collectively, "Distributions"), then (x) the number of Warrant Shares issuable hereunder after any such Distribution shall be determined by multiplying the number of Warrant Shares immediately prior to such Distribution by a fraction, the numerator of which shall be the Fair Market Value of the Common Stock on the record date for such Distribution, and the denominator of which shall be such Fair Market Value of the Common Stock, less the then fair market value (as determined by the Board of Directors of the Company, with the Company providing prompt written notice to each Holder of such determination) of the portion of the assets or evidences of Indebtedness so distributed applicable to one share of Common Stock, and (y) the Exercise Price shall be adjusted by multiplying the then existing Exercise Price by a fraction,
(A) the numerator of which shall be the number of Warrant Shares for which this Warrant is exercisable immediately prior to such Distribution, and (B) the denominator of which shall be the number of Warrant Shares for which this Warrant is exercisable immediately after such Distribution. Such adjustments shall be made successively whenever any such Distribution is made and shall become effective on the date the Distribution is made retroactive to the record date for the determination of shareholders entitled to receive such Distribution. In the event that the Required Holders disagree with the Company's determination of the fair market value of any assets or evidences of Indebtedness pursuant to this Section 4.1(c), then such fair market value shall be determined by an Independent Financial Expert selected by the Required Holders and the

Company in accordance with the procedures set forth in clause (iii) of the definition of "Fair Market Value."

         (d) For the purpose of this Section 4.1 and Section 4.2 hereof, the term "'shares of Common Stock" shall mean (i) the classes of stock designated as the Common Stock of the Company as of the date hereof, (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value, or (iii) any other capital stock of the Company which is not by its terms restricted in amount or timing to the entitlement to dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company. In the event that at any time, as a result of an adjustment made pursuant to this Section 4.1, the Holder shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as. practicable to the provisions with respect to the Warrant Shares contained in this Section 4.

         Section 4.2. REORGANIZATION, MERGER, ETC. If any capital reorganization, reclassification or similar transaction involving the capital stock of the Company (other than as specified in Section 4.l(a) hereof), any consolidation, merger or business combination of the Company with another corporation or the sale or conveyance of all or any substantial part of its assets to another corporation, shall be effected in such a way that holders of the shares of Common Stock shall be entitled to receive stock, securities or assets (including, without limitation, cash) with respect to or in exchange for shares of the Common Stock, then, prior to and as a condition of such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares of the Company immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance not taken place. The Company shall not effect any such consolidation, merger, business combination, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and sent to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

         4.3. OTHER EVENTS. If any event occurs as to which the foregoing provisions of Section 4.1 or 4.2 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly and adequately protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such provisions, then such Board of Directors shall, subject to the provisions of
  Section 4.7 hereof, make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary in the good faith opinion of such Board of Directors, to protect such purchase rights as aforesaid.

           4.4. STATEMENT ON WARRANT CERTIFICATES. Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares, this Warrant may continue to express the same price and number and kind of shares as are stated on the front page hereof.

           4.5. EXCEPTIONS TO ADJUSTMENT. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the number of Warrant Shares issuable hereunder or to the Exercise Price in the case of (i) the issuance of the Warrants or the issuance of shares of the Common Stock (or other securities) upon exercise of the Warrants, or (ii) any event following the consummation of a Qualified Public Offering.

           4.6. TREASURY SHARES. The number of shares of the Common Stock outstanding at any time shall not include treasury shares or shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any such shares shall be considered an issue or sale of the Common Stock for the purposes of this Section 4.

           4.7. COMPANY TO PREVENT DILUTION. In case at any time or from time to time conditions arise by reason of action taken by the Company or any of its subsidiaries which are not adequately covered by the provisions of this
  Section 4, or which might adversely affect the exercise rights of the Holders, the Board of Directors of the Company shall make any adjustments necessary with respect to both the number of Warrant Shares into which this Warrant is exercisable and the Exercise Price, on a basis consistent with the standards established in the other provisions of this Section 4, so as to preserve, without dilution, the rights of the Holders. Upon the request of any of the Holders, the Company shall retain the services of the Company's independent public auditors to review such conditions and provide an agreed upon procedures letter as to the calculation of the adjustment under the terms of this Agreement, including any comparisons of information to the books and records of the Company and any mathematical calculations made.

           4.8. ADJUSTMENT NOTICES TO HOLDER. Upon any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant or the Exercise Price the Company shall, within 15 days thereafter, deliver written notice thereof to all Holders, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based. Upon request of the Holder, the Company also shall require the Company's independent public auditors to provide an agreed upon procedures letter as to the calculation of such adjustment under the terms of this Agreement, including any comparisons of information to the books and records of the Company and any mathematical calculations made. If the Company shall fail to so timely deliver any notice required pursuant to this Section 4.8, the Exercise Period shall be extended until the Holder shall have received the proper notification under this
   Section 4.8.

         5.1. SPECIAL COVENANTS OF THE COMPANY. The Company covenants and agrees that until this Warrant has been exercised in full:

         (a) The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, directly or indirectly avoid or seek to avoid the observance or performance of any of the terms of this Warrant or the Warrant Agreement, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock above the Exercise Price payable upon exercise of this Warrant, and (ii) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant.

         (b) If any Warrant Shares require registration with or approval of any governmental authority under any federal law (other than the Securities Act) or under any state law before such Warrant Shares may be issued upon exercise of this Warrant, the Company shall, at its expense, as expeditiously as possible use its best efforts to cause such Warrant Shares to be duly registered or approved, as the case may be.

         (c) If at any time the Common Stock is listed on any national securities exchange (as defined in the Exchange Act), the Company shall, at its expense, obtain and maintain the approval for listing on each such exchange upon official notice of issuance of all Warrant Shares upon the exercise of the Warrants at the time outstanding and maintain the listing of such Warrant Shares after their issuance; and the Company shall so list on such national securities exchange, shall register under the Exchange Act (and any similar state statute then in effect) and shall maintain such listing of, any other securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

         5.2. PRO RATA PURCHASE. If at any time the Company or any of its Affiliates shall make an offer to all of its shareholders to purchase any shares of Common Stock, the Company shall make such offer PRO RATA to all Holders of outstanding Warrant Shares and Warrants, and any purchase shall be allocated PRO RATA among the Holders of Warrant Shares and Warrants accepting the offer to purchase. Further, if at any time the Company or any of its Affiliates shall make an offer to any of the Holders to purchase any of the Warrants or Warrant Shares, the Company shall make such offer PRO RATA to all Holders of outstanding Warrants and Warrant Shares, and any purchase shall be allocated PRO RATA among the Holders of Warrants and Warrant Shares accepting the offer to purchase. This
Section 5.2 shall not apply to a purchase of Warrants or Warrant Shares by the Company under Section 6.02 of the Warrant Agreement.

         Section 6. NOTIFICATION BY THE COMPANY. In case at any time while this Warrant remains outstanding:

         (i) the Company shall declare any dividend or make any distribution upon its Common Stock or any other class of its capital stock; or

         (ii) the Company shall offer for subscription PRO RATA to the holders of its Common Stock or any other class of its capital stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or

         (iii) the Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the Company, or a sale or conveyance of all or a substantial part of the assets of the Company, or a consolidation, merger or business combination of the Company with another Person; or

         (iv) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and not less than 30 days before any record date or other date set for definitive action) of the date on which (A) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or options or (B) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up shall take place or be voted on by shareholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may, be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, the notice required by this Section 6 shall so state.

         Section 7. NO VOTING RIGHTS: LIMITATIONS OF LIABILITY. Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Shares pursuant to the exercise hereof.

         Section 8. DATE OF ISSUANCE. The date the Company initially issues this Warrant will be deemed to be the 'Date of Issuance" hereof and of each new Warrant issued in exchange, transfer or replacement hereof, regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

         Section 9. AMENDMENT AND WAIVER. (a) No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Required Holders.

         (b) No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         Section 10. NO FRACTIONAL WARRANT SHARES. The Company shall not be required to issue stock certificates representing fractions of Warrant Shares, but shall in respect of any fraction of a Warrant Share make a payment in cash based on the then Fair Market Value of the Common Stock after giving effect to the full exercise or conversion of the Warrants.

         Section 11. RESERVATION OF WARRANT SHARES. The Company shall authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of Warrant Shares to satisfy the requirements of this Warrant.

         Section 12. NOTICES. All notices, requests, consents and other communication., hereunder shall be in writing (including, telegraphic, telex, facsimile or cable communication) and delivered, mailed telegraphed, telexed, telecopied or cabled:

         (i) if to the Holder, to its address as set forth in records of the Company; and

         (ii) if to the Company, to Vari-Lite International, Inc., at 201 Regal Row, Dallas Texas 75247, Telecopier No.: (214) 819-3247, Attention: H.R. Brutsche III or at such other address as may have been furnished to the Holder in writing by the Company.

         All such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, iii the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         Section 13. HEADINGS. The headings of the Sections and subsections of this Warrant are inserted for convenience only and shall not be deemed to constitute a part of this Warrant.

         Section 14. GOVERNING LAW; CONSENT TO JURISDICTION. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. If any action or proceeding shall be brought by the Holder in order to enforce any right of obligation in respect of this Warrant, the Company hereby consents and will submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Warrant, and agrees that venue will be proper in any such court.

         Section 15. BINDING EFFECT. The terms and provisions of this Warrant shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the Company and its successors and assigns, including, without limitations any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

         IN WITNESS WHEREOF, the seal of the Company and the signature of its duly authorized officer have been affixed hereto as of August 31, 1999.

                                                 VARI-LITE INTERNATIONAL, INC.



                                                 By:
                                                     -----------------------
                                                      H.R. Brutsche III
                                                      President


[CORPORATE SEAL]

Attest:
       ------------------------------
       Name:
       Title:






                             Warrant Signature Page

                                    EXHIBIT A
                                       TO
                                     WARRANT

                                  PURCHASE FORM

                          To Be Executed by the Holder
                        Desiring to Exercise a Warrant of
                          Vari-Lite International, Inc.


        The undersigned holder hereby exercises the right to purchase _______ shares of Common Stock covered by the within Warrant, according to the conditions thereof, and herewith makes payment in full of the Exercise Price of such shares, in the amount of $______________.



                                 Name of Holder:

                                 -------------------------------------------

                                 Signature:
                                           ---------------------------------
                                 Title:
                                       -------------------------------------

                                 Address:
                                         -----------------------------------

                                 -------------------------------------------

Dated:
      -----------------------

                                    EXHIBIT B
                                       TO
                                     WARRANT

                                 ASSIGNMENT FORM

                          To Be Executed by the Holder
                        Desiring to Transfer a Warrant of
                          Vari-Lite International, Inc.


         FOR VALUE RECEIVED, the undersigned holder hereby sells, assigns and transfers unto _____________ the right to purchase _______________ shares of Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint Attorney to transfer the said Warrant on the books of the Company (as defined in such Warrant), with full power of substitution.

                                 Name of Holder:

                                 -------------------------------------------

                                 Signature:
                                           ---------------------------------
                                 Title:
                                       -------------------------------------

                                 Address:
                                         -----------------------------------

                                 -------------------------------------------


Dated:
      ------------------------


In the presence of

------------------------------

                                     NOTICE:

The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within Warrant in every detail, without alteration or enlargement or any change whatsoever.